Shareholder meeting results (Unaudited)

November 19, 2009 meeting

At the meeting, each of the nominees for Trustee was elected, with all funds of the Trust voting together as a single class, as follows:

                                      Votes for                  Votes withheld

Ravi Akhoury                           13,979,946                    136,477

Jameson A. Baxter                      13,979,946                    136,477

Charles B. Curtis                      13,960,720                    155,703

Robert J. Darretta                     13,979,946                    136,477

Myra R. Drucker                        13,979,946                    136,477

John A. Hill                           13,944,785                    171,638

Paul L. Joskow                         13,979,946                    136,477

Elizabeth T. Kennan                    13,959,547                    156,876

Kenneth R. Leibler                     13,979,946                    136,477

Robert E. Patterson                    13,960,720                    155,703

George Putnam, III                     13,979,946                    136,477

Robert L. Reynolds                     13,979,875                    136,548

W. Thomas Stephens                     13,960,615                    155,808

Richard B. Worley                      13,979,946                     136,477


All tabulations are rounded to the nearest whole number.